UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM 8-K
____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

March 19, 2025
Date of Report (Date of earliest event reported) ____________________________
Aramark
(Exact name of Registrant as Specified in its Charter) ____________________________
Delaware		001-36223	20-8236097
(State or other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)
2400 Market Street			19103
Philadelphia,	Pennsylvania
(Address of Principal Executive Offices)			(Zip Code)

(215)	238-3000
(Registrant's Telephone Number, Including Area Code)
N/A (Former name or former address, if changed since last report.)
__________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class		Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock,	par value $0.01 per share	ARMK	New York Stock Exchange

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On March 19, 2025, Aramark International Finance S.à r.l. (the “Issuer”), an indirect wholly owned subsidiary of Aramark, a Delaware corporation (the “Parent”), issued €400.0 million aggregate principal amount of its 4.375% Senior Notes due 2033 (the “Euro Notes”). The Euro Notes were issued pursuant to the indenture, dated as of March 19, 2025 (the “Euro Notes Indenture”), among the Issuer, the Parent, Aramark Services, Inc., a Delaware corporation (the “Company”), the subsidiary guarantors named therein, U.S. Bank Trust Company, National Association, as trustee, U.S. Bank Europe DAC, as paying agent and transfer agent, and U.S. Bank Europe DAC, as registrar. The Issuer intends to use a portion of the net proceeds from the issuance and sale of the Euro Notes to repay at maturity all of the €325,000,000 outstanding aggregate principal amount of the Issuer’s 3.125% Senior Notes due 2025, which will mature on April 1, 2025, and the remainder for general corporate purposes.

These transactions are anticipated to be net leverage neutral, with interest expense for fiscal 2025 expected to be comparable to that set forth as part of the modeling assumptions for Parent’s full-year financial outlook issued on February 4, 2025.

The Euro Notes are senior unsecured obligations of the Issuer. The Euro Notes rank equal in right of payment to all of the Issuer’s existing and future senior debt and rank senior in right of payment to all of the Issuer’s future debt that is expressly subordinated in right of payment to the Euro Notes.

The Euro Notes are unconditionally guaranteed on a senior unsecured basis by the Company and each wholly owned domestic subsidiary of the Company that guarantees the senior secured credit facilities and the Company’s 5.000% Senior Notes due 2028 (each, a “Euro Notes Guarantor” and each such guarantee, a “Euro Notes Guarantee”). Each Euro Notes Guarantee ranks equal in right of payment to all of the senior obligations of such Euro Notes Guarantor and will rank senior in right of payment to all of such Euro Notes Guarantor’s obligations that are expressly subordinated in right of payment to the Euro Notes. The Euro Notes are also guaranteed on a senior unsecured basis by the Parent for purposes of financial reporting.

The Euro Notes and the Euro Notes Guarantees are effectively subordinated to the Issuer’s existing and future secured debt and that of the Euro Notes Guarantors, including all indebtedness under the senior secured credit facilities, to the extent of the value of the assets securing that indebtedness. The Euro Notes and the Euro Notes Guarantees are structurally subordinated to all liabilities of any of the Company’s subsidiaries that do not guarantee the Euro Notes.

Interest on the Euro Notes will be payable on April 15 and October 15 of each year, commencing on October 15, 2025. Interest on the Euro Notes accrues from March 19, 2025. Interest on the Euro Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The Euro Notes mature on April 15, 2033.

Prior to April 15, 2028, the Issuer may redeem all or a portion of the Euro Notes at a price equal to 100% of the principal amount of the Euro Notes redeemed plus a “make whole” premium and accrued and unpaid interest, if any, to but not including the redemption date. At any time on or after April 15, 2028, the Issuer has the option to redeem all or a portion of the Euro Notes at any time at the redemption prices set forth in the Euro Notes Indenture.

In addition, prior to April 15, 2028, the Issuer may redeem up to 40% of the aggregate principal amount of the Euro Notes with the proceeds from certain equity offerings at a price equal to 104.375% of the principal amount of the Euro Notes redeemed, plus accrued and unpaid interest, if any, thereon to but not including the redemption date.

Except as required by law, the Issuer will make payments on the Euro Notes free of withholding or deduction for taxes. If withholding or deduction is required, the Issuer will, subject to certain customary exceptions, be required to pay additional amounts so that the net amounts holders of the Euro Notes receive will equal the amounts holders of the Euro Notes would have received if withholding or deduction had not been imposed. If, as a result of a change in law, the Issuer is required to pay such additional amounts, the Issuer may redeem the Euro Notes in whole but not in part, at any time at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to but not including the redemption date.

In the event of certain types of changes of control, the holders of the Euro Notes may require the Issuer to purchase for cash all or a portion of their Euro Notes at a purchase price equal to 101% of the principal amount of such Euro Notes, plus accrued and unpaid interest, if any, to the purchase date.

If the Company or its restricted subsidiaries sell assets under certain circumstances, the Issuer will be required to make an offer to purchase the Euro Notes at a purchase price equal to 100% of the principal amount of such Euro Notes, plus accrued and unpaid interest, if any, to the purchase date.

In addition, the Euro Notes Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries (including the Issuer) to:

•incur additional indebtedness or issue certain preferred shares;

•pay dividends and make certain distributions, investments and other restricted payments;

•create certain liens;

•sell assets;

•enter into transactions with affiliates;

•create or allow any restriction on the ability of restricted subsidiaries to make payments to the Company;

•enter into sale and leaseback transactions;

•merge, consolidate, sell or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; and

•designate the Company’s subsidiaries as unrestricted subsidiaries.

The Parent will not be subject to the covenants that apply to the Company or its restricted subsidiaries under the Euro Notes Indenture.

The Euro Notes Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Euro Notes to become or to be declared due and payable. Further, a failure to pay any obligations under the Euro Notes Indenture as they become due or any event causing amounts to become due prior to their stated maturity could result in a cross-default and potential acceleration of the Company’s other outstanding debt obligations, including the other senior notes and obligations under the senior secured credit facilities.

The foregoing description of the Euro Notes Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Euro Notes Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1
Indenture, dated as of March 19, 2025, among Aramark International Finance S.à r.l., as issuer, Aramark, as parent guarantor, Aramark Services, Inc., as a guarantor, the subsidiary guarantors named therein, U.S. Bank Trust Company, National Association, as trustee, U.S. Bank Europe DAC, as paying agent and transfer agent, and U.S. Bank Europe, as registrar.

4.2	Form of 4.375% Senior Notes due 2033 (included in Exhibit 4.1 hereto).
104	Cover Page Interactive Date File (embedded within the Inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

Date:	March 19, 2025	By:	/S/ JAMES J. TARANGELO
		Name:	JAMES J. TARANGELO
		Title:	Senior Vice President and
Chief Financial Officer